EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-30291) of our report dated June 20, 1997, on our audits of the financial statements of Foamex Fibers, Inc. We also consent to the reference to our firm under the caption "Experts".




Coopers & Lybrand L.L.P.


Charlotte, North Carolina

September 26, 1997


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